Exhibit 23.1
General Motors Acceptance Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report on the consolidated financial statements of General Motors Acceptance Corporation (“GMAC”) dated March 14, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to GMAC’s consolidation of certain variable interest entities), and of our report on management’s report on the effectiveness of internal control over financial reporting dated March 14, 2005, appearing in this Annual Report on Form 10-K of GMAC for the year ended December 31, 2004, in the following registration statements:

Registration
Form	Statement No	Description

S-3	333-111380	$12,000,000,000 General Motors Acceptance Corporation Demand Notes
S-3	333-109323	$20,000,000,000 General Motors Acceptance Corporation Medium-Term Notes
S-3	333-109287	$15,000,000,000 General Motors Acceptance Corporation SmartNotes
S-3	333-108533	$20,000,000,000 General Motors Acceptance Corporation Debt Securities or Warrants to Purchase Debt Securities

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Detroit, Michigan

March 14, 2005